SHONEY'S, INC.
        Offer to Purchase for Cash and Solicitation of Consents
                           Relating to its
         8-1/4 % CONVERTIBLE SUBORDINATED DEBENTURES DUE 2002
                       CUSIP NO. 872623 AA 1


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THIS OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 24, 2000,
UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF DEBENTURES MUST TENDER THEIR DEBENTURES ON OR PRIOR TO
THE EXPIRATION DATE TO RECEIVE THE TENDER OFFER CONSIDERATION. THE CONSENT SOLICITATION WITH RESPECT TO THE DEBENTURES WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON APRIL 10, 2000, UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE "TPI CONSENT DEADLINE"). TO RECEIVE A CONSENT PAYMENT, HOLDERS OF DEBENTURES MUST TENDER THEIR DEBENTURES AND PROVIDE THEIR CONSENTS TO THE PROPOSED AMENDMENTS (AND NOT HAVE REVOKED SUCH CONSENTS) AT OR PRIOR
TO THE TPI CONSENT DEADLINE.
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                                                               March 27, 2000


TO OUR CLIENTS:


     Shoney's, Inc., a Tennessee corporation (the "Company"), is offering to purchase for cash, on the terms and subject to the conditions set forth in the Purchase Offer and Consent Solicitation Statement dated March 27, 2000 (as it may be supplemented or amended from time to time, the "Purchase Offer") and the related Letter of Transmittal and Consent (as it may be supplemented or amended from time to time, the "Letter of Transmittal and Consent," and, together with the Purchase Offer, the "Offer"), all of its outstanding 8-1/4% Convertible Subordinated Debentures due July 15, 2002 (the "Debentures"). Enclosed for your consideration are copies of the Purchase Offer and Letter of Transmittal and Consent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Offer.

     In conjunction with the Offer, the Company also is soliciting consents (the "Solicitation") from holders of the Debentures (each, a "Holder" and, collectively, the "Holders") of a majority of the aggregate principal amount of the outstanding Debentures (the "Consents") to the proposed amendments described in the Purchase Offer (the "Proposed Amendments") to the Indenture dated as of July 15, 1992, as amended by First Supplemental Indenture dated as of September 6, 1996, between and among the Company (as successor to TPI Enterprises, Inc.), TPI Restaurants, Inc., as guarantor, and The Bank of New York, as trustee, pursuant to which the Debentures were issued (the "Indenture"). The Proposed Amendments would (i) eliminate substantially all of the covenants in the Indenture other than the covenants requiring payment of interest on and principal of the Debentures when due, requiring the maintenance of an office for purposes of making payment on the Debentures, providing certain duties on the paying agent for the Debentures and requiring the Company and the Guarantor to make certain certifications to the Trustee,
(ii) remove limitations on the ability of the Company and the Guarantor to consolidate with or merge into, or to sell, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to, another Person (as defined in the Indenture) or to permit another Person to consolidate with or merge into, or to sell, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to the Company and the Guarantor, and (iii) eliminate certain Events of Default under the Indenture.

     This material is being forwarded to you as the beneficial owner of Debentures held by us for your account but not registered in your name. The accompanying Letter of Transmittal and Consent is furnished to you for informational purposes only and may not be used by you to tender Debentures held by us for your account. A tender of such Debentures may be made only by us as the registered Holder and only pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender and deliver a Consent with respect to the Debentures held by us for your account. If you wish to have us tender your Debentures (and deliver a corresponding Consent) pursuant to the Offer, please so instruct us by completing, executing and returning to us the instruction form that appears on the next page.

IMPORTANT: THE LETTER OF TRANSMITTAL AND CONSENT (OR A FACSIMILE THEREOF), WITH ANY REQUIRED SIGNATURE GUARANTEES, TOGETHER WITH THE DEBENTURES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE TPI CONSENT DEADLINE IN ORDER FOR HOLDERS TO RECEIVE THE CONSENT PAYMENT. THE LETTER OF TRANSMITTAL AND CONSENT (OR A FACSIMILE THEREOF), WITH ANY REQUIRED SIGNATURE GUARANTEES, TOGETHER WITH THE DEBENTURES AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY AND CONSENT, MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE IN ORDER FOR HOLDERS TO RECEIVE THE TENDER OFFER CONSIDERATION.








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                              INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer by Shoney's, Inc. with respect to its 8-1/4% Convertible Subordinated Debentures due 2002.

     THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF 8-1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2002 HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED (AND TO DELIVER A CORRESPONDING CONSENT) PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE PURCHASE OFFER AND CONSENT SOLICITATION STATEMENT DATED MARCH 27, 2000, AND THE RELATED LETTER OF TRANSMITTAL AND CONSENT.

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                        Principal Amount      Principal Amount to be Tendered
                       Held for Account of        and as to which Consents
      Type                  Holder(s)                 are to be Given*
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8-1/4% Convertible
Subordinated
Debentures due 2002
of Shoney's, Inc.
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* Unless otherwise indicated, the entire principal amount indicated in the box entitled "Principal Amount Held for Account of Holder(s)" will be tendered and a Consent with respect thereto will be given. A tendering Holder is required to Consent to the Proposed Amendments with respect to all Debentures tendered by such Holder.
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                                          Signature(s)

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                                          Please print name(s)

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                                          Address

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                                          Zip Code

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                                          Area Code and Telephone No.

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                                          Tax Identification or Social
                                          Security No.

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                                          My Account Number with You

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                                          Date

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